UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Nasdaq Appeal

On December 1, 2016 and December 22, 2016, United Development Funding IV (“UDF IV” or the “Trust”) issued formal written submissions in support of its appeal to the Nasdaq Listing and Hearing Review Council (the “Listing Council”). In its submissions, the Trust requested that the Listing Council terminate The Nasdaq Stock Market LLC (“Nasdaq”) trading suspension in the Trust’s securities upon the Trust’s filing with the Securities and Exchange Commission (the “SEC”) of its annual report for the year ended December 31, 2015 and its quarterly reports for the quarters ended March 31, June 30 and September 30, 2016, thereby evidencing full compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”), by no later than March 10, 2017.

As previously disclosed, on October 17, 2016, the Trust received written notice from Nasdaq of the determination by the Nasdaq Hearings Panel (the “Panel”) to effect a trading suspension of the Trust’s common shares effective at the open of business on October 19, 2016 and to delist the Trust’s securities from The Nasdaq Global Select Market. The Panel’s determination was based upon the Trust’s failure to timely file its annual and quarterly reports with the SEC pursuant to the Filing Requirement, and the improbability, in the Panel’s view, that the Trust can regain compliance with the Filing Requirement within the discretionary period available to the Panel; in this case, by March 10, 2017. While the trading suspension was effective as of October 19, 2016, the Trust had the right to appeal the determination to delist its securities, and has filed such an appeal. The Trust is unable to predict how long the appeal process will last or the outcome of its appeal.

Response to Wells Notices

On December 23, 2016, the Trust, together with United Development Funding III, L.P. (collectively, the “Companies”), submitted a joint response to the previously disclosed “Wells Notices” from the staff (the “Staff”) of the SEC’s Division of Enforcement. The Wells Notices stated that the Staff had made a preliminary determination to recommend that the SEC file an enforcement action against the Companies alleging violations of certain provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. In the joint response, the Companies requested that the SEC reject the Staff’s recommendation and not authorize an enforcement action against the Companies. The Trust continues to believe that it has complied with all laws and regulations. The Trust is unable to predict how long the SEC process will last, the outcome of the SEC’s investigation or any action that the SEC may decide to pursue, or any other impact on the Trust as a result of the proposed or any actual enforcement action.

Update on Outstanding Debt

The total owed by UDF IV under lines of credit and notes payable has been reduced from approximately $170.9 million at September 30, 2015 to approximately $18.4 million as of December 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: December 30, 2016	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer